ASSET MANAGEMENT AGREEMENT dated as of May 31, 2018 between SPIRIT MTA REIT and SPIRIT REALTY, L.P.

TABLE OF CONTENTS SECTION 1. DEFINITIONS 1 SECTION 2. APPOINTMENT AND DUTIES OF THE MANAGER 6 SECTION 3. DEVOTION OF TIME; ADDITIONAL ACTIVITIES 10 SECTION 4. AGENCY 11 SECTION 5. BANK ACCOUNTS 11 SECTION 6. RECORDS; CONFIDENTIALITY 11 SECTION 7. OBLIGATIONS OF MANAGER; RESTRICTIONS. 12 SECTION 8. COMPENSATION 12 SECTION 9. EXPENSES 13 SECTION 10. LIMITS OF MANAGER RESPONSIBILITY; INDEMNIFICATION 15 SECTION 11. NO JOINT VENTURE 16 SECTION 12. TERM; TERMINATION 16 SECTION 13. TERMINATION FEE 17 SECTION 14. PROMOTE 17 SECTION 15. ASSIGNMENT 18 SECTION 16. ACTION UPON TERMINATION 19 SECTION 17. RELEASE OF MONEY OR OTHER PROPERTY UPON WRITTEN 19 REQUEST SECTION 18. NOTICES 20 SECTION 19. BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS 20 SECTION 20. ENTIRE AGREEMENT 20 SECTION 21. ARBITRATION 20

SECTION 22. NAME LICENSE 23 SECTION 23. CONTROLLING LAW 23 SECTION 24. INDULGENCES, NOT WAIVERS 24 SECTION 25. TITLES NOT TO AFFECT INTERPRETATION 23 SECTION 26. EXECUTION IN COUNTERPARTS 24 SECTION 27. PROVISIONS SEPARABLE 24

ASSET MANAGEMENT AGREEMENT THIS ASSET MANAGEMENT AGREEMENT (this “Agreement”) is made as of May 31, 2018 by and between Spirit MTA REIT, a Maryland real estate investment trust (the “Company”), and Spirit Realty, L.P., a Delaware limited partnership (together with its permitted assignees, the “Manager”). WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities of, or available to, the Manager and to have the Manager undertake the duties and responsibilities hereinafter set forth, on behalf of the Company, as provided in this Agreement; and WHEREAS, the Manager is willing to render such services on the terms and conditions hereinafter set forth. NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL AGREEMENTS HEREIN SET FORTH, THE PARTIES HERETO AGREE AS FOLLOWS: SECTION 1. DEFINITIONS. The following terms have the meanings assigned to them: “AAA” has the meaning set forth in Section 21 of this Agreement. “Affiliate” means, with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any executive officer, general partner or managing member of such Person, (iii) any member of the board of directors or board of managers (or bodies performing similar functions) of such Person, and (iv) any legal entity for which such Person acts as an executive officer, general partner or managing member. For purposes of this Agreement, the Company shall not be considered an Affiliate of the Manager. “Agreement” means this Asset Management Agreement, as amended from time to time. “Appellate Rules” has the meaning set forth in Section 21 of this Agreement. “Award” has the meaning set forth in Section 21 of this Agreement. “Board of Trustees” means the board of trustees of the Company. “Change in Control” shall mean the occurrence of any of the following events: (i) a transaction or series of transactions whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company or any Subsidiary of the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or 1

(ii) during any period of two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board of Trustees together with any new trustee(s) (other than a trustee designated by a person who shall have entered into an agreement with the Company to effect a transaction described in the preceding clause (i) or the succeeding clause (iii) of this definition) whose election by the Board of Trustees or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the trustees then still in office who either were trustees at the beginning of the two (2)- year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (A) a merger, consolidation, reorganization, or business combination, (B) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (C) the acquisition of assets or stock of another entity, in each case, other than a transaction: (1) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and following which the Successor Entity continues to own all or substantially all the assets that the Company owned immediately before the transaction and succeeds to its business, and (2) after which no person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (iii)(2) as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or (iv) approval by the Company’s shareholders of a liquidation or dissolution of the Company. “Code” means the Internal Revenue Code of 1986, as amended. “Common Share” means a common share of beneficial interest, par value $0.01 per share, of the Company now or hereafter authorized as common voting shares of the Company. “Company” has the meaning set forth in the preamble to this Agreement. “Company Account” has the meaning set forth in Section 5 of this Agreement. “Company Indemnified Party” has the meaning set forth in Section 10 of this Agreement. “Company TSR Percentage” means the XIRR, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), during the Measurement Period due to the appreciation in the price per Common Share, plus dividends declared during the Measurement Period, assuming dividends are reinvested in Common Shares on the date that they were paid (at a price equal to the closing price per Common Share on the applicable dividend payment date); provided, however, that for purposes of calculating the Company TSR Percentage, the initial share price shall equal the Initial Price Per Share and 2 the final share price as of any given date shall equal the Share Value. “Company TSR Amount” means the sum of the price per Common Share on the last day of the Measurement Period, plus the sum of all dividends declared during the Measurement Period, assuming dividends are reinvested in Common Shares on the date that they were paid (at a price equal to the closing price per Common Share on the applicable dividend payment date); provided, however, that for purposes of calculating the Company TSR Amount, the initial share price shall equal the Initial Price Per Share and the final share price as of any given date shall equal the Share Value. “Conflicts of Interest Policy” refers to the conflicts of interest policy included in the Investment Manual. “Disputes” has the meaning set forth in Section 21 of this Agreement. “Distribution Date” means May 31, 2018. “Effective Termination Date” means the earliest to occur of (i) the date designated by the Company pursuant to Section 12(b)(i) or Section 12(c)(i) on which the Manager shall cease to provide services under this Agreement and (ii) the effective date of termination of this Agreement pursuant to Section 12(b)(ii) and Section 12(c)(ii). “Excess Funds” has the meaning set forth in Section 2(i) of this Agreement. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “GAAP” means generally accepted accounting principles in the United States. “Governing Instruments” means, with regard to any entity, the declaration of trust and bylaws in the case of a real estate investment trust, the articles of incorporation and bylaws in the case of a corporation, the certificate of limited partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the articles of formation and the operating agreement in the case of a limited liability company, or, in each case, comparable governing documents. “Hurdle TSR Amount” means an indicative price per Common Share on the last day of the Measurement Period calculated assuming appreciation in the price per Common Share based on a specified Company TSR Percentage during the Measurement Period; provided, however, that for purposes of calculating the Hurdle TSR Amount, the initial share price shall equal the Initial Price Per Share. “Indemnified Party” has the meaning set forth in Section 10 of this Agreement. “Independent Trustees” means the members of the Board of Trustees who are not officers or employees of the Manager, and who are otherwise “independent” in accordance with the Company’s Governing Instruments and the rules of the NYSE or such other securities exchange on which the Common Shares are listed. “Initial Price Per Share” means the VWAP per Common Share for the 30 consecutive trading days on the principal exchange on which such shares are then traded immediately following the Distribution Date. “Investment Manual” means the investment manual approved by the Board of Trustees, as the 3 same may amended, restated, modified, supplemented or waived pursuant to the approval of a majority of the entire Board of Trustees from time to time (which must include a majority of the Independent Trustees). “Investments” means the investments of the Company. “Investment Company Act” means the Investment Company Act of 1940, as amended. “Licensed Name” has the meaning set forth in Section 22 of this Agreement. “Losses” has the meaning set forth in Section 10 of this Agreement. “License Term” has the meaning set forth in Section 22 of this Agreement. “Management Fee” has the meaning set forth in Section 8(a) of this Agreement. “Management Fee PIK Event” means (i) the good faith determination by the Board of Trustees that forgoing the payment of all or any portion of the monthly installment of the Management Fee is necessary for the Company to have sufficient funds to declare and pay dividends required to be paid in cash in order for the Company to maintain its status as a REIT under the Code and to avoid incurring income or excise taxes, or (ii) the occurrence and continuance of an “Early Amortization Event,” “Event of Default” or “Sweep Period,” in each case, as defined under the Second Amended and Restated Master Indenture, dated as of May 20, 2014, among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC and Citibank, N.A., as amended and supplemented from time to time, such definitions not to be revised, modified or amended without prior written consent by Manager. “Manager” has the meaning set forth in the preamble to this Agreement. “Measurement Period” means the period commencing on the Distribution Date and ending upon the earlier of (i) the Effective Termination Date and (ii) the date that is 36 full calendar months after the Distribution Date. “Notice of Proposal to Negotiate” has the meaning set forth in Section 12(b)(i) of this Agreement. “NYSE” means the New York Stock Exchange. “Operating Partnership” means Spirit MTA REIT, L.P., a Delaware limited partnership, of which Spirit MTA OP Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, is the sole general partner. The Company is the managing member of Spirit MTA OP Holdings, LLC. “Original Term” has the meaning set forth in Section 12(a) of this Agreement. “Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing. “Preferred Share” means a share of share capital of the Company now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are 4 superior or prior to the Common Shares. “Promote” has the meaning set forth in Section 14 of this Agreement. “Property Management Agreement” means the Second Amended and Restated Property Management and Servicing Agreement dated May 20, 2014, by and among Spirit Realty, L.P., Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC and Midland Loan Services, a division of PNC Bank, National Association, as subsequently amended. “REIT” means a real estate investment trust under the Code. “Renewal Term” has the meaning set forth in Section 12(a) of this Agreement. “Rules” has the meaning set forth in Section 21 of this Agreement. “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended. “Series A Preferred Shares” means the Series A preferred shares of the Company, par value $0.01 per share. “Share Value,” as of any given date, means the VWAP per Common Share for the 10 consecutive trading days on the principal exchange on which such shares are then traded immediately preceding such date; provided, however, that if a Change in Control causes the end of the Measurement Period, Share Value shall mean the price per Common Share paid by the acquiror in the Change in Control transaction or, to the extent that the consideration in the Change in Control transaction is paid in stock of the acquiror or its affiliates, the Share Value shall mean the value of the consideration paid per Common Share based on the VWAP per share of such acquiror stock for the 10 consecutive trading days on the principal exchange on which such shares are then traded immediately preceding the date on which a Change in Control occurs. “Subsidiary” means any subsidiary of the Company and any partnership, the general partner of which is the Company or any subsidiary of the Company and any limited liability company, the managing member of which is the Company or any subsidiary of the Company. “Termination Fee” has the meaning set forth in Section 13 of this Agreement. “Termination Notice” has the meaning set forth in Section 12(b)(i) of this Agreement. “Transition Services Agreement” has the meaning set forth in Section 12(b)(i) of this Agreement. “VWAP” means the volume weighted average price. “XIRR” means the Extended Internal Rate of Return as calculated by using the “=XIRR” function in Microsoft Excel. SECTION 2. APPOINTMENT AND DUTIES OF THE MANAGER. 5

(a) The Company hereby appoints the Manager to manage the assets of the Company, subject to the further terms and conditions set forth in this Agreement, and the Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein. The appointment of the Manager shall be exclusive to the Manager, except to the extent that the Manager elects, pursuant to the terms and conditions of this Agreement, to cause the duties of the Manager hereunder to be provided by third parties. (b) The Manager, in its capacity as manager of the assets and the day-to-day operations of the Company (and all subsidiaries and joint ventures of the Company), at all times will be subject to the supervision, direction and management of the Board of Trustees and will have only such functions and authority as the Company may delegate to it. The Company hereby reserves to a majority of the Board of Trustees (three (3) of whom must be independent) the following powers: (i) the authority to determine or change the strategic direction of the Company at any time and in the sole discretion of the Board of Trustees; (ii) the approval of prospective Investments, to the extent required by the Investment Manual or the Conflicts of Interest Policy, which may not be amended in a manner that is detrimental to the Company without approval by a majority of the Independent Trustees, it being understood that the Board of Trustees shall have the power to reject prospective Investments, even if such Investments comply with the criteria outlined in the Investment Manual; (iii) the approval or disapproval of prospective dispositions of Investments, to the extent required by the Investment Manual, as it may be amended by the Board of Trustees from time to time; (iv) the approval of the terms of loan documents for the Company’s financings; (v) the approval of the Company’s annual budget (which shall address in reasonable detail, among other matters, financing plans and capital planning, it being understood that the Manager will submit such budget in advance to the Board of Trustees for review and approval, and will provide quarterly updates of performance against the annual budget to the Board of Trustees; (vi) the approval of the retention of the Company’s registered public accountants; (vii) the approval of any material transaction between the Company and the Manager and its Affiliates, other than transactions pursuant to this Agreement, the Property Management Agreement and other transactions in effect as of the Distribution Date; (viii) the issuance of equity or debt securities by the Company; (ix) the grant of equity incentive awards by the Company; (x) the entry into joint ventures by the Company or its Subsidiaries; (xi) the approval of entry into any transaction that would constitute a Change in Control; and (xii) such other matters as may be determined by the Board of Trustees from time to 6 time. (c) The Company, subject to Section 2(b), hereby delegates the following functions and authority to the Manager. Subject to the Section 2(b), the Manager will be responsible for managing the assets and the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including, without limitation: (i) sourcing, investigating and evaluating prospective Investments and dispositions of Investments, subject to and consistent with the Investment Manual, and making recommendations with respect thereto to the Board of Trustees, where applicable; (ii) subject to and consistent with the Investment Manual, conducting negotiations with brokers, sellers and purchasers, and their respective agents and representatives, investment bankers and owners of privately and publicly held real estate or related assets, regarding the purchase, sale, exchange or other disposition of any Investments; (iii) managing and monitoring the operating performance of Investments and providing periodic reports to the Board of Trustees, including comparative information with respect to such operating performance and budgeted or projected operating results; (iv) assisting the Company in developing criteria that are specifically tailored to the Company’s investment objectives and making available to the Company the Manager’s knowledge and experience with respect to its target assets; (v) engaging and supervising independent contractors that provide services relating to the Company or the Investments, including, but not limited to, investment banking, legal or regulatory advisory, tax advisory, accounting advisory, securities brokerage, property management/operations, property condition, real estate and leasing advisory and brokerage, and other financial and consulting services reasonably necessary for Manager to perform its duties hereunder (it being understood that the Board of Trustees and its Audit Committee shall retain authority to determine the Company’s independent public accountant and that the Independent Trustees and any committee of the Board of Trustees shall retain the authority to hire its or their own attorneys or other advisors); (vi) subject to any required approval of the Board of Trustees, negotiating, on behalf of the Company, the terms of loan documents for the Company’s financings; (vii) enforcing, monitoring and managing compliance with loan documents to which the Company is a party on behalf of the Company; (viii) coordinating and managing operations of any joint venture or co-investment interests held by the Company and conducting all matters with the joint venture or co-investment partners; (ix) coordinating and supervising all property managers, tenant operators, leasing agents and developers for the administration, leasing, management and/or development of any of the Investments; (x) providing executive and administrative personnel, office space and office services 7 required in rendering services to the Company; (xi) administering bookkeeping and accounting functions as are required for the management and operation of the Company, contracting for audits and preparing or causing to be prepared such periodic reports and filings as may be required by any governmental authority in connection with the ordinary conduct of the Company’s business, and otherwise advising and assisting the Company with its compliance with applicable legal and regulatory requirements, including, without limitation, periodic reports, returns or statements required under the Exchange Act, the Code and any regulations or rulings thereunder, the securities and tax statutes of any jurisdiction in which the Company is obligated to file such reports, or the rules and regulations promulgated under any of the foregoing; (xii) advising and assisting in the preparation and filing of all offering documents, registration statements, prospectuses, proxies, and other forms or documents filed with the SEC pursuant to the Securities Act or any state securities regulators (it being understood that the Company shall be responsible for the content of any and all of its offering documents, SEC filings or state regulatory filings, and that Manager shall not be held liable for any costs or liabilities arising out of any misstatements or omissions in the Company’s offering documents, SEC filings, state regulatory filings or other filings referred to in this subparagraph, whether or not material (except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of Manager’s duties under this Agreement); (xiii) causing the Company to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Code applicable to REITs (it being understood that the Board of Trustees and its Audit Committee shall retain authority to determine the Company’s independent public accountant and that the Independent Trustees and any Committee of the Board of Trustees shall retain the authority to hire its or their own attorneys or other advisors); (xiv) taking all necessary actions to enable the Company to make required tax filings and reports, including soliciting shareholders for required information to the extent required by the provisions of the Code applicable to REITs; (xv) counseling the Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder; (xvi) counseling the Company regarding the maintenance of its exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from the Investment Company Act; (xvii) counseling the Company in connection with policy decisions to be made by the Board of Trustees; (xviii) evaluating and recommending to the Board of Trustees modifications to any hedging strategies in effect on the date hereof and engaging in hedging activities; (xix) communicating with the Company’s investors and analysts as required to satisfy reporting or other requirements of any governing body or exchange on which the Company’s 8 securities are traded and to maintain effective relations with such investors; (xx) investing and re-investing any moneys and securities of the Company (including investing in short-term Investments pending investment in Investments, payment of fees, costs and expenses, or payments of dividends or distributions to shareholders and partners of the Company) and advising the Company as to its capital structure and capital raising; (xxi) causing the Company to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses; (xxii) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Trustees; (xxiii) using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be within any expense guidelines set by the Board of Trustees from time to time; (xxiv) performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Trustees and Manager shall agree from time to time; and (xxv) using commercially reasonable efforts to cause the Company to comply with all applicable laws and regulations in all material respects, subject to the Company providing appropriate, necessary and timely funding of capital. The Board of Trustee has dispositive power in the event of any conflict between the Board of Trustees and the Manager with respect to the functions and authority delegated to the Manager above. Without limiting the foregoing, the Manager will perform portfolio management services on behalf of the Company with respect to the Investments. Such services will include, but not be limited to, consulting with the Company on the purchase and sale of, and other investment opportunities in connection with, the Company’s portfolio of assets; the collection of information and the submission of reports pertaining to the Company’s assets, interest rates and general economic conditions; periodic review and evaluation of the performance of the Company’s portfolio of assets; acting as liaison between the Company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets; and other customary functions related to portfolio management. Additionally, the Manager will perform monitoring services on behalf of the Company with respect to any services provided by third parties, which the Manager determines are material to the performance of the business. (d) Subject to Section 2(b) above and the Conflicts of Interest Policy, the Manager may enter into agreements with other parties in connection with its duties hereunder. (e) The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company, such services of accountants, legal counsel, tax counsel, appraisers, insurers, brokers or business developers, transfer agents, registrars, developers, investment banks, financial advisors, underwriters, banks and other lenders and others as the Manager deems necessary or advisable in 9 connection with the management and operations of the Company. Notwithstanding anything contained herein to the contrary, the Manager shall have the right to cause any such services to be rendered by its employees or Affiliates (which, for the avoidance of doubt, includes any employees, consultants or agents of any Affiliate of the Manager). (f) As frequently as the Manager may deem necessary or advisable, or at the direction of the Board of Trustees, the Manager shall, at the sole cost and expense of the Company, prepare, or cause to be prepared, with respect to any Investment (i) an appraisal prepared by an independent real estate appraiser; (ii) reports and information on the Company’s operations and asset performance; and (iii) other information reasonably requested by the Company. (g) The Manager shall prepare, or cause to be prepared, at the sole cost and expense of the Company, all reports, financial or otherwise, with respect to the Company required by the Board of Trustees in order for the Company to comply with its Governing Instruments or any other materials required to be filed with any governmental body or agency, as well as all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Company’s books of account by a nationally recognized independent accounting firm. (h) The Manager shall prepare regular reports for the Board of Trustees to enable the Board of Trustees to review the Company’s acquisitions, portfolio composition and characteristics, credit quality, performance and compliance with the Investment Manual and any policies approved by the Board of Trustees. (i) Notwithstanding anything contained in this Agreement to the contrary, the Manager shall not be required to expend money (“Excess Funds”) in excess of that contained in any applicable Company Account or otherwise made available by the Company to be expended by the Manager hereunder. Failure of the Manager to expend Excess Funds out-of-pocket shall not give rise or be a contributing factor to the right of the Company under Section 12(b) to terminate this Agreement due to the Manager’s unsatisfactory performance. (j) In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts hired by the Manager. SECTION 3. DEVOTION OF TIME; ADDITIONAL ACTIVITIES. (a) The Manager will provide a management team, including a dedicated chief executive officer and a dedicated chief financial officer, to provide the management services hereunder. The members of such team shall devote such of their time to the management of the Company as is reasonably necessary and appropriate. (b) Except to the extent set forth in clause (a) above or in the Conflicts of Interest Policy, nothing herein shall prevent the Manager or any of its Affiliates or any of the officers and employees of any of the foregoing from engaging in other businesses or from rendering services of any kind to any other person or entity, including investment in, or advisory service to others investing in, any type of real estate or real estate related investment, including investments which meet the principal investment objectives of the Company. Subject to the Conflicts of Interest Policy, the Company recognizes that it is not entitled to preferential treatment in receiving information, recommendations and other services from the Manager. The Manager shall act in good faith to endeavor to identify to the Independent Trustees any conflicts that may arise among the Company, the Manager and/or any other person or entity on whose behalf the Manager may be engaged. When allocating investment opportunities among the persons or entities for 10 which the Manager acts as manager, the Manager will comply with its Conflicts of Interest Policy as in effect from time to time (c) Managers, members, officers, employees and agents of the Manager or Affiliates of the Manager may serve as trustees, officers, employees, agents, nominees or signatories for the Company or any Subsidiary, to the extent permitted by the Governing Instruments of the Company or any such Subsidiary, as from time to time amended, or by any resolutions duly adopted by the Board of Trustees pursuant to the Company’s Governing Instruments. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company. SECTION 4. AGENCY. The Manager shall act as agent of the Company in making, acquiring, financing and disposing of Investments, disbursing and collecting the Company’s funds, paying the debts and fulfilling the obligations of the Company, supervising the performance of professionals engaged by or on behalf of the Company and handling, prosecuting and settling any claims of or against the Company, the Board of Trustees, holders of the Company’s securities or the Company’s representatives or properties. SECTION 5. BANK ACCOUNTS. The Manager may establish and maintain one or more bank accounts in the name of the Company or any Subsidiary (any such account, a “Company Account”), and may collect and deposit funds into any such Company Account or Company Accounts, and disburse funds from any such Company Account or Company Accounts; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Trustees and, upon request, to the auditors of the Company or any Subsidiary. SECTION 6. RECORDS; CONFIDENTIALITY. The Manager shall maintain appropriate books of accounts and records relating to services performed under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company at any time during normal business hours upon reasonable advance notice to the Manager. The Manager shall keep confidential any and all non-public information obtained in connection with the services rendered under this Agreement and shall not disclose any such information to any person, except to (i) its Affiliates, members, officers, directors, employees, agents, representatives or advisors who have a need to know such information in order to carry out their duties to the Company and who have a duty to the Manager or to the Company to keep such information confidential, (ii) appraisers, financing sources and others in the ordinary course of the Manager’s business for the purpose of rendering services hereunder, provided that such persons agree to keep such information confidential, (iii) in connection with any governmental or regulatory requests of the Manager and any of its Affiliates, (v) as required by applicable law or regulation, including any applicable disclosure requirements applicable to the Manager and its Affiliates under securities or blue sky laws or stock exchange listing requirements, or (vi) with the prior written consent of the Board of Trustees. SECTION 7. OBLIGATIONS OF MANAGER; RESTRICTIONS. (a) The Manager shall require each seller or transferor of Investments to the Company to make such representations and warranties regarding such assets as may, in the sole judgment made in good faith 11 of the Manager, be necessary and appropriate. In addition, the Manager shall take such other action as it deems necessary or appropriate with regard to the protection of the Investments. (b) The Manager shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Investment Manual, (ii) can reasonably be expected to result in the loss of the Company’s status as a REIT under the Code or (iii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company or any Subsidiary that would materially adversely affect the Company or that would otherwise not be permitted by such entity’s Governing Instruments. If the Manager is ordered to take any such action by the Board of Trustees, the Manager shall promptly notify the Board of Trustees of the Manager’s judgment that such action would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments. Notwithstanding the foregoing, the Manager and its Affiliates, officers and employees shall not be liable to the Company or any Subsidiary, the Board of Trustees, or the Company’s or any Subsidiary’s shareholders or partners for any act or omission by the Manager, its Affiliates, officers or employees except as provided in Section 10. (c) The Manager shall at all times during the term of this Agreement (including the Original Term and any renewal term) maintain a tangible net worth equal to or greater than $1,000,000. Additionally, during such period the Manager shall maintain “errors and omissions” insurance coverage and other insurance coverage which is customarily carried by asset and investment managers performing functions similar to those of the Manager under this Agreement with respect to assets similar to the assets of the Company, in an amount which is comparable to that customarily maintained by other managers or servicers of similar assets. SECTION 8. COMPENSATION. (a) The Company shall pay Manager a management fee (“Management Fee”) equal to $20.0 million per annum, payable in equal monthly installments, in arrears, on the tenth day of each calendar month beginning with the first calendar month after the date of this Agreement; provided, however, that (i) in the event of a Management Fee PIK Event arising under clause (i) of the definition thereof, the portion of the monthly installment of the Management Fee that is necessary for the Company to have sufficient funds to declare and pay dividends required to be paid in cash in order for the Company to maintain its status as a REIT under the Code and to avoid incurring income or excise taxes shall, during the occurrence and continuation of any such Management Fee PIK Event, be payable in a number of Series A Preferred Shares determined by dividing such portion of the Management Fee by the liquidation preference of the Series A Preferred Shares rounded down to the nearest whole share and (ii) in the event of a Management Fee PIK Event arising under clause (ii) of the definition thereof, that the entire monthly installment of the Management Fee shall, during the occurrence and continuation of any such Management Fee PIK Event, be payable in a number of Series A Preferred Shares determined by dividing the Management Fee by the liquidation preference of the Series A Preferred Shares rounded down to the nearest whole share. In the event that this Agreement commences on a date other than the first day of a calendar month, or terminates on a date other than the last day of a calendar month, the installment of the Management Fee payable for that month shall be prorated for the actual number of days that this Agreement is effective in that calendar month. (b) The Management Fee is subject to adjustment pursuant to and in accordance with the provisions of Section 12(b). (c) To incentivize employees, officers, consultants, non-employee trustees, Affiliates or 12 representatives of the Manager to achieve the goals and business objectives of the Company as established by the Board of Trustees, in addition to the Management Fee set forth above, the Board of Trustees will have the authority to make recommendations of annual equity awards to the Manager or its affiliates or directly to employees, officers, consultants, non-employee trustees, Affiliates or representatives of the Manager (including the dedicated chief executive officer and chief financial officer of the Company), based on the achievement by the Company of certain financial or other objectives established by the Board of Trustees; provided that, no equity awards by the Company to employees or officers of the Manager (including the dedicated chief executive officer and chief financial officer of the Company) shall be made without the Manager’s prior written consent. The Company, at its option, may choose to issue such compensation in the form of equity awards in the Company or the Operating Partnership, unless and to the extent that receipt of such equity awards would adversely affect the Company’s status as a REIT, in which case, the equity awards shall be limited to equity awards in the Operating Partnership, unless and to the extent that receipt of such equity awards would adversely affect the Operating Partnership’s status as a partnership for U.S. federal income tax purposes or the Company’s status as a REIT, in which case, the grant of equity awards shall not be made. Any transfer of such equity awards at any time must comply with the transfer restrictions of the Operating Partnership’s partnership agreement or the Company’s declaration of trust and bylaws, as applicable. SECTION 9. EXPENSES. (a) Expenses of the Manager. Except as otherwise expressly provided herein or approved by majority vote of the Independent Trustees or the Audit Committee of the Board, the Manager shall bear the following expenses incurred in connection with the performance of its duties under this Agreement: (i) base salary, cash incentive compensation and other employment expenses (excluding equity awards granted by the Company pursuant to Section 8(c)) of the dedicated chief executive officer and dedicated chief financial officer of the Company; (ii) employment expenses of other personnel employed by the Manager, including, but not limited to, salaries, wages, payroll taxes and the cost of employee benefit plans; (iii) fees and travel and other expenses of officers and employees of the Manager, except for (A) fees and travel and other expenses of such persons incurred while performing services on behalf of the Company (provided that, if such fees and travel and other expenses are incurred while providing services on behalf of both the Company and its affiliates and Spirit Realty Capital, Inc. and its affiliates, the Manager shall have the authority to reasonably allocate such fees and travel and other expenses between the entities), and (B) fees and travel and other expenses of such persons who are trustees or officers of the Company incurred in their capacities as trustees or officers of the Company; (iv) rent, telephone, utilities, office furniture, equipment and machinery (including computers, to the extent utilized) and other office expenses of the Manager, except to the extent such expenses relate solely to an office maintained by the Company separate from the office of the Manager; and (v) miscellaneous administrative expenses relating to performance by the Manager of its obligations hereunder. (b) Expenses of the Company. Except as expressly otherwise provided in this Agreement, the Company shall pay all of its and its Subsidiaries’ expenses, and, without limiting the generality of the 13 foregoing, it is specifically agreed that the following expenses of the Company and its Subsidiaries shall be paid by the Company or its Subsidiaries and shall not be paid by the Manager: (i) the cost of borrowed money; (ii) taxes on income and taxes and assessments on real and personal property, if any, and all other taxes applicable to the Company or its Subsidiaries; (iii) legal, auditing, accounting, underwriting, brokerage, listing, reporting, registration and other fees, and printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, trading, registration and listing of the Company’s or any of its Subsidiaries securities on the stock exchange, including transfer agent’s, registrar’s and indenture trustee’s fees and charges; (iv) expenses of organizing, restructuring, reorganizing or liquidating the Company or any of its Subsidiaries, or of revising, amending, converting or modifying the Company’s or any of its Subsidiaries’ organizational documents; (v) fees and travel and other expenses paid to members of the Board of Trustees and officers of the Company or those of individuals in similar positions with any of its Subsidiaries in their capacities as such (but not in their capacities as officers or employees of the Manager) and fees and travel and other expenses paid to advisors, contractors, mortgage servicers, consultants, and other agents and independent contractors employed by or on behalf of the Company and its Subsidiaries; (vi) expenses directly connected with the investigation, acquisition, disposition or ownership of real estate interests or other property (including third party property diligence costs, appraisal reporting, the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair, improvement and local management of property), other than expenses with respect thereto of employees of the Manager, to the extent that such expenses are to be borne by the Manager pursuant to Section 9(a) above; (vii) all insurance costs incurred in connection with the Company and its Subsidiaries (including officer and trustee liability insurance) or in connection with any officer and trustee indemnity agreement to which the Company or any of its Subsidiaries is a party; (viii) expenses connected with payments of dividends or interest or contributions in cash or any other form made or caused to be made by the Trustees to holders of securities of the Company or any of its Subsidiaries; (ix) all expenses connected with communications to holders of securities of the Company or its Subsidiaries and other bookkeeping and clerical work necessary to maintaining relations with holders of securities, including the cost of any transfer agent, the cost of preparing, printing, posting, distributing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company’s or its Subsidiaries’ securities; (x) legal, accounting and auditing fees and expenses in addition to those described in subsection (iii) above; (xi) filing and recording fees for regulatory or governmental filings, approvals and 14 notices to the extent not otherwise covered by any of the foregoing items of this Section 9(b); (xii) expenses relating to any office or office facilities maintained by the Company or its Subsidiaries separate from the office of the Manager; (xiii) software licensing fees and other fees and costs associated with proprietary software and programs used separately by the Company; (xiv) the costs and expenses of all equity award or compensation plans or arrangements established by the Company or any of its Subsidiaries, including the value of awards made by the Company or any of its Subsidiaries to the Manager or its employees, if any, and payment of any employment or withholding taxes in connection therewith; (xv) the equity portion of the compensation of the Company’s dedicated chief executive officer and dedicated chief financial officer, which the Company is solely responsible for determining and paying; and (xvi) all other costs and expenses of the Company and its Subsidiaries, other than those to be specifically borne by the Manager pursuant to Section 9(a) above. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to amend or modify the Property Management Agreement. SECTION 10. LIMITS OF MANAGER RESPONSIBILITY; INDEMNIFICATION. (a) The Manager assumes no responsibility under this Agreement other than to render the services called for under this Agreement in good faith and shall not be responsible for any action of the Board of Trustees in following or declining to follow any advice or recommendations of the Manager, including as set forth in Section 7(b). The Manager, its members, managers, officers and employees will not be liable to the Company or any Subsidiary, to the Board of Trustees, or the Company’s or any Subsidiary’s shareholders or partners for any acts or omissions by the Manager, its Affiliates, members, managers, officers or employees, pursuant to or in accordance with this Agreement, except by reason of acts constituting bad faith, willful misconduct or gross negligence. The Company shall, to the full extent lawful, reimburse, indemnify and hold the Manager, its Affiliates, members, managers, officers and employees, sub-advisers and each other Person, if any, controlling the Manager (each, an “Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) (collectively, “Losses”) in respect of or arising from any acts or omissions of such Indemnified Party made in good faith in the performance of the Manager’s duties under this Agreement and not constituting such Indemnified Party’s bad faith, willful misconduct or gross negligence. (b) The Manager shall, to the full extent lawful, reimburse, indemnify and hold the Company, its shareholders, trustees, officers and employees and each other Person, if any, controlling the Company (each, a “Company Indemnified Party”), harmless of and from any and all Losses in respect of or arising from any acts or omissions of the Manager constituting bad faith, willful misconduct or gross negligence. SECTION 11. NO JOINT VENTURE. Nothing in this Agreement shall be construed to make the Company and the Manager partners or joint venturers or impose any liability as such on either of them. 15

SECTION 12. TERM; TERMINATION. (a) Term. Unless terminated in accordance with Section 15(a), this Agreement shall be in effect until the date that is three years after the date hereof (the “Original Term”). At the expiration of the Original Term, this Agreement shall be deemed renewed automatically each year for an additional one- year period (each, a “Renewal Term”), unless terminated pursuant to Section 12(b) or Section 12(c) below. (b) Termination without Cause. (i) Termination by the Company. The Company may terminate this Agreement at any time upon 180-day written notice to the Manager informing it of the Company’s intention to terminate this Agreement. Effective on the termination date of this Agreement under this Section 12(b)(i), the Company and the Manager will enter into a transition services agreement (“Transition Services Agreement”), upon mutually acceptable terms, that shall be in effect until the date that is eight months after the date of the termination of this Agreement. For its services under the Transition Services Agreement, the Company shall pay the Manager the Management Fee, pro rated for the eights-month term of the Transition Services Agreement, payable in equal monthly installments, in arrears, on the tenth day of each calendar month beginning with the first calendar month after the date of termination of this Agreement. (ii) Termination by the Manager. No later than 180 days prior to the expiration of the Original Term or any Renewal Term, the Manager may deliver written notice to the Company informing it of the Manager’s intention not to renew the term, whereupon the term of this Agreement shall not be renewed and extended, and this Agreement shall terminate effective on the expiration date of this Agreement next following the delivery of such notice. (c) Termination for Cause. (i) Termination by the Company. The Company may terminate this Agreement upon 30 days’ prior written notice to the Manager if (A) there is a commencement of any proceeding relating to the Manager’s bankruptcy or insolvency, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition, and such proceeding or order shall remain in force or unstayed for a period of 30 days, (B) the Manager dissolves as an entity, or (C) the Manager commits fraud against the Company, misappropriates or embezzles funds of the Company, or acts in a manner constituting bad faith, willful misconduct or gross negligence in the performance of its duties under this Agreement; provided, however, that if any of the actions or omissions described in this clause (C) are caused by an employee and/or officer of the Manager or one of its affiliates and the Manager takes appropriate action against such person and cures the damage caused by such actions or omissions within 30 days of the Manager’s actual knowledge of its commission or omission, the Company shall not have the right to terminate this Agreement pursuant to this clause (iii). (ii) Termination by the Manager. The Manager may terminate this Agreement upon 60 days’ prior written notice to the Company in the event that the Company shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period. The Manager may also terminate this Agreement in its sole discretion effective immediately concurrently with or within 90 days following a Change in Control or a non-cause termination of the Property Management Agreement, in each case upon 30 days’ prior written notice to the Company. 16

SECTION 13. TERMINATION FEE. In the event that this Agreement is terminated (a) by the Company pursuant to Section 12(b)(i) or (b) by the Manager pursuant to Section 12(c)(ii), the Company shall pay to the Manager, on the Effective Termination Date or as promptly thereafter as practicable, a termination fee (the “Termination Fee”) equal to 1.75 times the sum of (x) the Management Fee for the 12 full calendar months preceding the Effective Termination Date, plus (y) all fees due to the Manager or its Affiliates under the Property Management Agreement for the 12 full calendar months preceding the Effective Termination Date. SECTION 14. PROMOTE. Upon the earlier of (a) a termination of this Agreement pursuant to Section 12(b)(i), (b) a termination of this Agreement pursuant to Section 12(c)(ii), and (c) the date that is 36 full calendar months after the date of this Agreement, the Company shall pay to the Manager, on the date of the relevant termination or other event or as promptly thereafter as practicable, a cash promote payment (the “Promote”) if the Company TSR Percentage exceeds 10% during the Measurement Period. The Promote shall be calculated, without duplication, as follows: (i) to the extent that the Company TSR Percentage exceeds 10% during the Measurement Period, the Promote shall equal the product of: (x) the weighted-average number of Common Shares outstanding during the Measurement Period (calculated on a fully-diluted basis in accordance with GAAP), multiplied by (y) the product of (A) 10%, multiplied by (B) the difference of (I) the Company TSR Amount not to exceed a Hurdle TSR Amount implied by a Company TSR Percentage during the Measurement Period of 12.5%, less (II) a Hurdle TSR Amount implied by a Company TSR Percentage during the Measurement Period of 10%; (ii) to the extent that the Company TSR Percentage exceeds 12.5% during the Measurement Period, the Promote shall equal the sum of: (x) the amount under (i) above, plus (y) the product of: (A) the weighted-average number of Common Shares outstanding during the Measurement Period (calculated on a fully-diluted basis in accordance with GAAP), multiplied by (B) the product of (I) 15%, multiplied by (II) the difference of (1) the Company TSR Amount not to exceed a Hurdle TSR Amount implied by a Company TSR Percentage during the Measurement Period of 15%, less (2) a Hurdle TSR Amount implied by a Company TSR Percentage during the Measurement Period of 12.5%; and (iii) to the extent that the Company TSR Percentage exceeds 15% during the Measurement Period, the Promote shall equal the sum of: 17

(x) the amount under (ii) above, plus (y) the product of: (A) the weighted-average number of Common Shares outstanding during the Measurement Period (calculated on a fully-diluted basis in accordance with GAAP), multiplied by (B) the product of (I) 20%, multiplied by (II) the difference of (1) the Company TSR Amount, less (2) a Hurdle TSR Amount implied by a Company TSR Percentage during the Measurement Period of 15%. For avoidance doubt, the Promote (including the related definitions of the Company TSR Amount, the Company TSR Percentage and the Hurdle TSR Amount) shall be calculated consistent with the illustrative Promote calculation methodology set forth on Exhibit A hereto. SECTION 15. ASSIGNMENT. (a) Except as set forth in Section 15(b), this Agreement shall terminate automatically in the event of its assignment, in whole or in part, by the Manager, unless such assignment is consented to in writing by the Company with the consent of a majority of the Independent Trustees; provided, however, that no such consent shall be required in the case of an assignment by the Manager to an entity whose business and operations are managed or supervised by Spirit Realty Capital, Inc. Any such permitted assignment shall bind the assignee under this Agreement in the same manner as the Manager is bound. The Manager shall continue to be liable to the Company for all errors or omissions of any assignee that is managed or supervised by Spirit Realty Capital, Inc. The Manager shall not be liable for errors or omissions of any other successor manager arising from and after any such assignment. In the case of any assignment, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as Manager. This Agreement shall not be assigned by the Company without the prior written consent of the Manager, except in the case of assignment by the Company to another REIT or other organization that is a successor (by merger, consolidation or purchase of assets) to the Company, in which case such successor organization shall be bound under this Agreement and by the terms of such assignment in the same manner as the Company is bound under this Agreement. (b) Notwithstanding any provision of this Agreement, the Manager may subcontract and assign any or all of its responsibilities under Section 2 to any of its Affiliates in accordance with the terms of this Agreement, and the Company hereby consents to any such assignment and subcontracting. In addition, provided that the Manager provides prior written notice to the Company for informational purposes only, nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement. SECTION 16. ACTION UPON TERMINATION. (a) From and after the Effective Termination Date pursuant to Section 12, the Manager shall not be entitled to compensation for further services under this Agreement, but shall be paid all compensation accruing to the date of termination, including, without limitation, any Termination Fee or/and Promote Fee due in connection with such termination. On the Effective Termination Date or as promptly thereafter as practicable, the Manager shall forthwith: (i) after deducting any accrued compensation and reimbursement for its expenses to 18 which it is then entitled, pay over to the Company or a Subsidiary all money collected and held for the account of the Company or a Subsidiary pursuant to this Agreement; (ii) deliver to the Board of Trustees a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Trustees with respect to the Company or a Subsidiary; and (iii) deliver to the Board of Trustees all property and documents of the Company or any Subsidiary then in the custody of the Manager; provided, however, that the Manager may retain copies of all such information. (b) Upon termination of this Agreement pursuant to Section 12, on the Effective Termination Date or as promptly thereafter as practicable, the Company shall forthwith: (i) pay over to the Manager all compensation accruing to the date of termination, including, without limitation, any Termination Fee or/and Promote Fee due in connection with such termination; and (ii) reimbursement the Manager for all its expenses to which it is then entitled. (c) The obligation of the Company to pay the Termination Fee and the Promote Fee shall survive the termination of this Agreement. In addition, Section 9 and Section 10 shall survive the termination of this Agreement. SECTION 17. RELEASE OF MONEY OR OTHER PROPERTY UPON WRITTEN REQUEST. The Manager agrees that any money or other property of the Company or a Subsidiary thereof held by the Manager under this Agreement shall be held by the Manager as custodian for the Company or such Subsidiary, and the Manager’s records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company or such Subsidiary. Upon the receipt by the Manager of a written request signed by a duly authorized officer of the Company requesting the Manager to release to the Company or any Subsidiary any money or other property then held by the Manager for the account of the Company or any Subsidiary under this Agreement, the Manager shall release such money or other property to the Company or any Subsidiary within a reasonable period of time, but in no event later than 30 days following such request. The Manager shall not be liable to the Company, any Subsidiary, the Independent Trustees, or the Company’s or a Subsidiary’s shareholders or partners for any acts performed, or omissions to act, by the Company or any Subsidiary in connection with the money or other property released to the Company or any Subsidiary in accordance with the first sentence of this Section 17. SECTION 18. NOTICES. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission or email against answerback, (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below: 19

(a) If to the Company: Spirit MTA REIT c/o Spirit Realty Capital, Inc. 2727 North Harwood Street Suite 300, Dallas, Texas 75201 Attention: General Counsel (b) If to the Manager: Spirit Realty, L.P. 2727 North Harwood Street Suite 300, Dallas, Texas 75201 Attention: General Counsel Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 18 for the giving of notice. SECTION 19. BINDING NATURE OF AGREEMENT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement. SECTION 20. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement. This Agreement may not be modified or amended other than by an agreement in writing executed by both parties. SECTION 21. ARBITRATION. (a) Any disputes, claims or controversies arising out of or relating to this Agreement, the provision of services by the Manager pursuant to this Agreement or the transactions contemplated hereby, including any disputes, claims or controversies brought by or on behalf of the Company or the Manager or any holder of equity interests (which, for purposes of this Section 21, shall mean any holder of record or any beneficial owner of equity interests or any former holder of record or beneficial owner of equity interests) of the Company or the Manager, either on his, her or its own behalf, on behalf of the Company or the Manager or on behalf of any series or class of equity interests of the Company or Manager or holders of any equity interests of the Company or the Manager against the Company or the Manager or any of their respective trustees, directors, members, officers, managers (including the Manager or its successor), agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration agreement or the governing documents of the Company or the Manager (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial 20

Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 21. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against the trustees, directors, officers or managers of the Company or the Manager and class actions by a holder of equity interests against those individuals or entities and the Company or the Manager. For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. For purposes of this Section 21, the term “equity interest” shall mean, (i) in respect of the Company, shares of beneficial interest of the Company, and (ii) in respect of the Manager, “membership interest” in the Manager as defined in the Delaware Limited Partnership Act. (b) There shall be three (3) arbitrators. If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of the demand for arbitration. The arbitrators may be affiliated or interested persons of the parties. If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of the demand for arbitration. The arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date AAA provides the list to select one (1) of the three (3) arbitrators proposed by AAA. If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by AAA to be the second (2nd) arbitrator; and, if he/they should fail to select the second (2nd) arbitrator by such time, AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator. The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator. If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause. (c) The place of arbitration shall be Dallas, Texas, unless otherwise agreed by the parties. (d) There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators. For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence. (e) In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of the State of Maryland. Any arbitration proceedings or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. The Award shall be in writing and shall state the findings of fact and conclusions of law on which it is based. Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset. Subject to Section 21(g), each party against which the Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of the Award or such other date as the Award may provide. 21

(f) Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties thereto, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of the Company’s or the Manager’s, as applicable, award to the claimant or the claimant’s attorneys. Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator. (g) Notwithstanding any language to the contrary in this Agreement, the Award, including but not limited to, any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”). The Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of the Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof. For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, this Section 21(f) shall apply to any appeal pursuant to this Section and the appeal tribunal shall not render an award that would include shifting of any costs or expenses (including attorneys’ fees) of any party. (h) Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 21(g), the Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon the Award may be entered in any court having jurisdiction. To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction. (i) This Section 21 is intended to benefit and be enforceable by the Company, the Manager and their respective holders of equity interests, trustees, directors, officers, managers (including the Manager or its successor), agents or employees, and their respective successors and assigns and shall be binding upon the Company, the Manager and their respective holders of equity interests, and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise. SECTION 22. NAME LICENSE. The Manager hereby grants to the Company and its Affiliates a personal, royalty-free, non- exclusive, non-sublicensable, and non-transferable right and license during the License Term (as defined below) and Wind-Down Term (if any, and as defined below) to use, display and reproduce the name “Spirit” (“Licensed Name”) in connection with the operation of their respective businesses, including in the corporate names of Company and its Affiliates. The “License Term” shall mean the period commencing on the date of this Agreement and continuing until 90 days after the Effective Date of Termination of this Agreement. For the avoidance of doubt, the license grant herein is non-exclusive and accordingly the Manager and its Affiliates hereby retain the right to continue using the Licensed Name and to license or transfer any rights the Manager and its Affiliates may have in the Licensed Name to third 22 parties, and Company and its Affiliates will not take any action to challenge the Manager and its Affiliates rights in the Licensed Name. Company and its Affiliates acknowledge that certain goodwill and reputation may be associated with the Licensed Name and agree to use the Licensed Name only in a manner that maintains and promotes such goodwill and reputation, and any use in contravention of the foregoing shall be deemed a material breach of this Agreement. Company and its Affiliates shall cooperate with Manager and its Affiliates in facilitating the Manager’s control of the nature and quality of the products, services and other uses of the Licensed Name, including providing Manager, upon Manager’s written request, with samples of any public facing materials produced by or on behalf of the Company and its Affiliates that bear the Licensed Name. Upon the expiration of the License Term, (i) the license grant set forth in this Section 22 will terminate, (ii) Company and its Affiliates will cease all use of the Licensed Name and destroy, or at Manager’s election transfer to Manager, all public facing materials in the Company and its Affiliates’ possession or control containing the Licensed Names, and (iii) Company and its Affiliates will immediately change their corporate names to no longer contain the word “Spirit” or any derivation thereof. SECTION 23. CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, notwithstanding any New York or other conflict-of-law provisions to the contrary. SECTION 24. INDULGENCES, NOT WAIVERS. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver. SECTION 25. TITLES NOT TO AFFECT INTERPRETATION. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement. SECTION 26. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. SECTION 27. PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason 23 any other or others of them may be invalid or unenforceable in whole or in part. [Remainder of this page intentionally left blank] 24

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above. COMPANY: Spirit MTA REIT, a Maryland real estate trust By: /s/ Ricardo Rodrigues Name: Ricardo Rodriguez Title: Chief Executive Officer, President, Chief Financial Officer and Treasurer MANAGER: Spirit Realty, L.P., a Delaware limited partnership By: Spirit General OP Holdings, LLC, a Delaware limited liability company, its General Partner By: /s/ Ken Heimlich Name: Ken Heimlich Title: Executive Vice President [Signature page to Asset Management Agreement]

EXHIBIT A Illustrative Total Shareholder Return Calculation Methodology [See attached.]